SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
____________________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 31, 2008
____________________________

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms
Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 31, 2008, Quest Diagnostics Incorporated (the “Company”) made certain amendments to its Amended and Restated By-laws (the “By-Laws”), primarily to:

  In Section 1.06(a)(1): clarify that (a) the By-Law applies to nominations of persons for election to the Board of Directors of the Company (the “Board”) as well as the proposal of other business and (b) such nominations and proposals may be made only (i) pursuant to the Company’s notice of meeting (including any relevant supplements), (ii) by the Board or any committee thereof or (iii) by a stockholder entitled to vote at the meeting of stockholders who complies with the provisions of Section 1.06 and who is a stockholder of record at both the time notice is delivered and at the time of the annual meeting.

  In Section 1.06(a)(2): (a) clarify that the business identified in a stockholder’s notice (other than the nomination of directors) must be a proper matter for stockholder action in order to be properly brought before the meeting; (b) revise the deadline for a stockholder to submit notice of proposed business for a meeting, creating a “window period” during which notice must be received; (c) require the stockholder to submit to the Company the text of any proposed business (other than the nomination of directors); (d) require the stockholder to describe to the Company any agreements to which the stockholder is a party related to the stockholder’s proposed business; (e) require the stockholder to describe to the Company any hedging, loan, derivative or similar agreements to which the stockholder is party, the effect of which is to mitigate loss or manage risk or increase or decrease the voting power of such stockholder with respect to the Company’s stock or any agreement relating to the acquisition or disposition of the Company’s stock; (f) require the stockholder to represent to the Company that such stockholder is entitled to vote at the meeting and intends to appear at the meeting; (g) require the stockholder to represent to the Company whether the stockholder intends, or is part of a group that intends, to deliver a proxy statement or solicit proxies in support of the proposal; (h) if applicable, require the stockholder to submit information required by the SEC’s proxy rules regarding the stockholder; and (i) provide that the Company may require any proposed nominee to furnish additional information to the Company.

  In Section 1.06(a)(3): (a) align the date of the Company’s potential public announcement of an increase in the size of the Board with the window period described above; and (b) clarify the effective date of the increase in the size of the Board.

  In Section 1.06(b): (a) clarify that only the Board or a committee thereof can determine whether directors will be elected at a special meeting; (b) conform the window periods during which a stockholder may nominate a director candidate for election at a special stockholder meeting to the window period proposed for the annual stockholder meeting; and (c) make other changes conforming to the changes made with regard to the annual stockholder meeting.

  In Section 1.06(c)(1): (a) provide that if the stockholder or such stockholder’s qualified representative does not appear at the stockholders meeting to present proposed business, the business shall not be transacted; and (b) set forth the requirements that a stockholder must satisfy to designate a qualified representative.

  In Section 1.06(c)(2): clarify the definition of “public announcement.”

  In Section 1.06(c)(3): clarify that (a) compliance with the Section 1.06 is the exclusive means for a stockholder to make nominations or submit other business other than stockholder proposals brought under and in compliance with SEC Rule 14a-8 and (b) holders of preferred stock need not comply with Section 1.06 to nominate directors pursuant to the terms of the preferred stock.

  Add a new Section 7.01(f) to the By-Laws, which clarifies that any repeal or modification of any of the provisions of Section 7.01 shall not adversely affect any right or protection thereunder of any director, officer or other person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

This summary is qualified by the entirety of the By-Laws that are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

c.	Exhibit	Description

	3.1	Amended and Restated By-Laws of Quest Diagnostics Incorporated, as amended effective October 31, 2008.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

November 5, 2008

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Assistant General Counsel and
Secretary